UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2015

SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

In connection with the sale of its wholly owned subsidiary, New Albertson’s, Inc. (“NAI”), on March 21, 2013, SUPERVALU INC. (the “Company”) entered into Transition Services Agreements (collectively, the “TSA”) with each of NAI and Albertson’s LLC to support the divested NAI banners and the continuing operations of Albertson’s LLC. Each TSA had an initial term expiring on September 21, 2015, subject to annual renewal by notice given at least 12 months prior to expiration of the then current term. In September 2014, each of the Company, NAI and Albertson’s LLC extended the terms of the TSA for an additional year. The current terms of the TSA now end on September 21, 2016, unless renewed again by notice given by NAI and/or Albertson’s LLC (or the Company with respect to the services it receives) no later than September 21, 2015.

On April 16, 2015, the Company entered into a letter agreement regarding the TSA with NAI and Albertson’s LLC (the “TSA Letter Agreement”) pursuant to which the Company will provide services to NAI and Albertson’s LLC as needed to transition and wind down the TSA and the services the Company provides under the TSA. In exchange for these transition and wind down services, the Company will receive eight payments of $6.25 million every six months for aggregate fees of $50 million. These payments are separate from and incremental to the fixed and variable fees the Company receives under the TSA. The parties agreed that these transition and wind down services would be provided by the Company in an orderly manner and timeline as reasonably determined by NAI, Albertson’s LLC and the Company. The parties also agreed to negotiate in good faith if either the costs associated with the transition and wind down services are materially higher (i.e., 5% or more) than anticipated by the Company, or the Company is not performing in all material respects the transition and wind down services as needed to support NAI’s and Albertson’s LLC’s transition and wind down activities.

A copy of the TSA with Albertson’s LLC and NAI were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2013. A copy of the TSA Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Company expects the fees due under the TSA Letter Agreement described above to cover the Company’s costs of providing the transition and wind down services and may help to offset the decline in TSA fees resulting from stores and distribution centers being removed from the TSA as part of the transition and wind down.

The statements in this Item 7.01 are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the actual scope, timeline and cost to the Company of providing the transition and wind down services, the ability to retain and dedicate qualified personnel to provide the transition and wind down services, the possibility for disputes between the Company and NAI and Albertson’s LLC in connection with the transition and wind down of the TSA, the distraction to management or corporate initiatives in providing the transition and wind down services and the loss of revenue from the removal of stores and distribution centers from the TSA. Unless legally required, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Letter Agreement, dated April 16, 2015, to each of the Transition Services Agreement between SUPERVALU INC. and New Albertson’s, Inc. dated March 21, 2013, and the Transition Services Agreement between SUPERVALU INC. and Albertson’s LLC dated March 21, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 17, 2015

SUPERVALU INC.

By: /s/ Bruce H. Besanko

Bruce H. Besanko
Executive Vice President and
Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1
Letter Agreement, dated April 16, 2015, to each of the Transition Services Agreement between SUPERVALU INC. and New Albertson’s, Inc. dated March 21, 2013, and the Transition Services Agreement between SUPERVALU INC. and Albertson’s LLC dated March 21, 2013